UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PPL CAPITAL FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	23-2926644
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Two North Ninth Street, Allentown, Pennsylvania	18101-1179
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

6.85% Senior Notes due 2047	New York Stock Exchange, Inc.
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-132574-02 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

For a description of the 6.85% Senior Notes due 2047 of PPL Capital Funding, Inc. (the “Registrant”) to be registered hereunder (the “Notes”), reference is made to the information set forth under the caption “Description of the Notes” in the Prospectus Supplement dated July 11, 2007 (the “Prospectus Supplement”) to the Prospectus (the “Base Prospectus”, and together with the Prospectus Supplement, the “Prospectus”) that constitutes a part of the Registrant’s registration statement on Form S-3 originally filed on March 20, 2006, as amended by Post-Effective Amendment No. 1 filed on March 9, 2007 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) (File No. 333-132574-02), which information is incorporated by reference herein.

Item 2. Exhibits.

The following exhibits are filed as part of this registration statement or incorporated herein by reference as indicated below:

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of November 1, 1997, by PPL Capital Funding, Inc., PPL Corporation and The Bank of New York (as successor to JPMorgan Chase Bank, N.A. (formally known as The Chase Manhattan Bank)), as Trustee (Exhibit 4.1 to PPL Corporation Form 8-K (File No. 1-11459) dated November 12, 1997).

4.2	Supplemental Indenture No. 1, dated as of November 1, 1997, to said Indenture (Exhibit 4.2 to PPL Corporation Form 8-K Report (File No. 1-11459) dated November 12, 1997).

4.3	Supplemental Indenture No. 2, dated as of March 1, 1999, to said Indenture (Exhibit 4.3 to Registration Statement Nos. 333-87847, 333-87847-01 and 333-87847-02).

4.4	Supplemental Indenture No. 3, dated as of October 1, 1999, to said Indenture (Exhibit 4(c)-4 to PPL Corporation Form 10-K Report (File No. 1-11459) for the year ended December 31, 1999).

4.5	Supplemental Indenture No. 4, dated as of June 1, 2000, to said Indenture (Exhibit 4 to PPL Corporation Form 10-Q Report (File No. 1-11459) for the quarter ended June 30, 2000).

4.6	Supplemental Indenture No. 5, dated as of January 21, 2004, to said Indenture (Exhibit 4(a) to PPL Corporation Form 10-Q Report (File No. 1-11459) for the quarter ended March 31, 2004).

4.7	Supplemental Indenture No. 6, dated as of May 18, 2004, to said Indenture (Exhibit 4.7 to Registration Statement Nos. 333-116478, 333-116478-01 and 333-116478-02).

4.8	Supplemental Indenture No. 7, dated as of July 1, 2007, to said Indenture, establishing the Notes (Exhibit 4(b) to PPL Corporation Form 8-K (File No. 1-11459) dated July 16, 2007).

4.9	Officer’s Certificate establishing the form and certain terms of the Notes (Exhibit 4(c) to PPL Corporation Form 8-K (File No. 1-11459) dated July 16, 2007).

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 16, 2007	PPL CAPITAL FUNDING INC.

	By:	/s/ James E. Abel
Name: James E. Abel
Title: Treasurer